Exhibit 99.1

SYCAMORE PARTNERS AND TALBOTS ANNOUNCE AMENDMENT

TO MERGER AGREEMENT RELATED TO FINANCING PROCEEDS CONDITION

Receipt of Letter from the Pension Benefit Guaranty Corporation

Satisfies a Condition to Tender Offer for Talbots Stock

New York, NY and Hingham, MA, July 20, 2012 – The Talbots, Inc. (NYSE: TLB) (the “Company” or “Talbots”) and Sycamore Partners today announced the execution of an amendment to the Agreement and Plan of Merger, dated as of May 30, 2012, by and among TLB Holdings LLC (“Parent”), TLB Merger Sub Inc. (“Purchaser”) and the Company. The amendment to the merger agreement deletes the financing proceeds condition to Purchaser’s tender offer to acquire all of the outstanding shares of the Company’s common stock. Prior to this amendment, Purchaser was not obligated to accept shares tendered in the tender offer unless Parent had received the proceeds of the financing commitments from the lenders as described in the debt commitment letters executed in connection with the entry into the merger agreement.

The amendment to the merger agreement also provides, among other things, that, subject to the terms and conditions of the merger agreement, Purchaser will have the right in its sole discretion to extend (or re-extend) the offer for one or more periods, in consecutive increments of up to five business days each (the precise length of which is in Parent’s sole discretion) to the extent that all of the offer conditions have been either satisfied or waived and the debt financing has not been received by Parent or Purchaser.

Sycamore Partners will file with the Securities and Exchange Commission an amendment to its Tender Offer Statement on Schedule TO setting forth the terms of the amended merger agreement.

Additionally, Talbots and Sycamore Partners today announced that on July 18, 2012, the Pension Benefit Guaranty Corporation (“PBGC”) issued a letter to Talbots confirming that it will not take action with respect to the acquisition of Talbots by Sycamore Partners as of such time.

Sycamore Partners today announced that the Company’s receipt of the letter from the PBGC satisfies the corresponding condition to the completion of the transactions contemplated by the merger agreement.

The tender offer is scheduled to expire at 5:00 p.m., New York City time, on Friday, July 27, 2012, unless further extended, and remains subject to the other conditions described in the tender offer materials.

About The Talbots, Inc.

The Talbots, Inc. is a leading specialty retailer and direct marketer of women’s apparel, shoes and accessories. At the end of the first quarter 2012, the Company operated 516 Talbots stores in 46 states and Canada. Talbots brand on-line shopping site is located at http://www.talbots.com.

About Sycamore Partners

Sycamore Partners is a private equity firm based in New York specializing in consumer and retail investments. The founders of Sycamore have a long history of partnering with management teams to improve the operating profitability and strategic value of their businesses. They work with companies they believe have significant growth potential, particularly when given the capital and outside expertise they need to succeed. For more information, please visit http://www.sycamorepartners.com.

Notice to Investors

This press release is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to purchase shares of the Company’s common stock is being made pursuant to an Offer to Purchase, Letter of Transmittal and other related materials that Sycamore Partners, L.P. (“Sycamore Partners”) and its affiliates filed with the Securities and Exchange Commission (the “SEC”). Sycamore Partners and its affiliates have filed a Tender Offer Statement on Schedule TO with the SEC in connection with the commencement of the offer, and the Company has filed a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the offer. These materials have been sent free of charge to all of the Company’s stockholders. Investors and security holders of the Company are urged to read these materials and other documents filed by the Company and Sycamore Partners and its affiliates with the SEC carefully in their entirety since they will contain important information. Investors and security holders may obtain free copies of these materials and other documents filed by the Company and Sycamore Partners and its affiliates with the SEC at the website maintained by the SEC at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed by the Company with the SEC by contacting Talbots Investor Relations at (781) 741-4500, by writing to Investor Relations Department, The Talbots, Inc., One Talbots Drive, Hingham, Massachusetts 02043, or by e-mailing investor.relations@talbots.com. Questions or requests for assistance or additional copies of the Offer to Purchase, the Letter of Transmittal, and the Notice of Guaranteed Delivery may be directed to the Information Agent, Phoenix Advisory Partners, 110 Wall Street, 27th Floor New York, New York 10005 or by calling toll-free at (877) 478-5038.

Additional Information about the Merger and Where to Find It

In connection with the potential one-step merger, the Company has filed a preliminary Proxy Statement on Schedule 14A with the SEC. Additionally, the Company intends to file other relevant materials with the SEC in connection with the proposed acquisition of the Company by an affiliate of Sycamore Partners pursuant to the terms of an Agreement and Plan of Merger by and among the Company, TLB Holdings LLC and TLB Merger Sub Inc. Investors and security holders of the Company are urged to read the definitive Proxy Statement on Schedule 14A and other relevant materials carefully in their entirety when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger. Investors and security holders may obtain free copies of these materials and other documents filed by the Company with the SEC at the website maintained by the SEC at www.sec.gov. Investors and security holders also may obtain free copies of the documents filed by the Company with the SEC by contacting Talbots Investor Relations at (781) 741-4500, by writing to Investor Relations Department, The Talbots, Inc., One Talbots Drive, Hingham, Massachusetts 02043, or by e-mailing investor.relations@talbots.com.

The Company and certain of its directors and executive officers, under the SEC rules, may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Investors and security holders may obtain detailed information regarding the names, affiliations and direct and indirect interests (by security holdings or otherwise, and which may, in some cases, be different than those of the Company’s stockholders, generally) of the Company’s executive officers and directors in (i) the Company’s definitive proxy statement for its 2011 Annual Meeting of Stockholders, (ii) the Annual Report on Form 10-K for the fiscal year ended January 28, 2012, as amended, and (iii) the preliminary Proxy Statement on Schedule 14A and other relevant materials which may be filed with the SEC in connection with the merger when and if they become available. To the extent that the Company’s directors’ and executive officers’ holdings of the Company’s securities change, or have changed, from the amounts indicated in the Company’s preliminary Proxy Statement on Schedule 14A, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Copies of these documents can be obtained free of charge from the Company or the SEC as indicated above.

Forward-looking Information

This press release contains forward-looking information. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “look,” “projected,” “believe,” “anticipate,” “outlook,” “will,” “would,” “should,” “intend,” “potential” or similar statements or variations of such terms. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including: statements concerning the anticipated timing of filings and approvals relating to the transaction; statements regarding the expected timing of the completion of the transaction; statements regarding the ability to complete the transaction considering the various closing conditions; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many stockholders will tender their stock in the offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, suppliers, sourcing agents and landlords; other business effects, including the effects of industry, economic or political conditions outside of the Company’s control; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in documents filed with the SEC, including the risks and uncertainties included under “Risk Factors” and “Forward-looking Information” in Talbots’ Annual Report on Form 10-K for the fiscal year ended January 28, 2012, as amended, and other periodic reports filed with the SEC which are incorporated herein, as well as the Tender Offer

Statement on Schedule TO filed by Sycamore Partners and its affiliates and the Solicitation/Recommendation Statement on Schedule 14D-9 filed by the Company. The Company’s Annual Report on Form 10-K, as amended, and other periodic reports are available at the Investor Relations section of the Company’s Website at http://www.thetalbotsinc.com.

All of the Company’s forward-looking statements are as of the date of this press release only. In each case, actual results may differ materially from such forward-looking information. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of or any material adverse change in one or more of the risk factors or risks and uncertainties referred to in this press release or included in the Company’s other public disclosures or the Company’s other periodic reports or other documents or filings filed with or furnished to the SEC could materially and adversely affect the Company’s continuing operations and the Company’s future financial results, cash flows, available credit, prospects and liquidity. Except as required by law, the Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

For Talbots:

The Talbots, Inc.

Julie Lorigan, 781-741-7775

Senior Vice President, Investor and Media Relations

or

FTI Consulting, Inc.

Rachel Rosenblatt, 212-850-5697

Investor and Media Relations

For Sycamore Partners:

Michael Freitag or Tim Lynch

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449